EXHIBIT 14



                 AMENDMENT NO. 1 TO THE NOTE PURCHASE AGREEMENT


     AMENDMENT NO. 1, dated as of May 20, 2002 (this "Amendment") between AOL Time Warner Inc., a Delaware corporation ("AOLTW") and America Online Latin America, Inc., a Delaware corporation ("AOLA"), to the NOTE PURCHASE AGREEMENT dated as of March 8, 2002 (the "Note Purchase Agreement") between the parties to this Amendment.

     WHEREAS, AOLTW and AOLA have entered into the Note Purchase Agreement; and

     WHEREAS, AOLTW and AOLA desire to amend the Note Purchase Agreement as set forth below.

     NOW,  THEREFORE,  in consideration of the premises,  and for other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto hereby agree as follows:

     Section 1. Defined Terms. Defined terms used in this Amendment have the meanings ascribed to them in the Note Purchase Agreement.

     Section 2. Amendment to Substitute a New Exhibit C. Exhibit C to the Note Purchase Agreement is hereby deleted and Attachment 1 to this Amendment is and shall be substituted in lieu thereof as a new Exhibit C to the Note Purchase Agreement.

     Section 3. Miscellaneous. (a) Except as otherwise expressly modified by this Amendment, the Note Purchase Agreement is and shall continue to be in full force and effect in accordance with its terms.

     (b) This Amendment may be executed by the parties hereto on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

     (C) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                  [REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.




                                              AOL TIME WARNER INC.


                                              By: ________________________
                                              Name:
                                              Title:


                                              AMERICA ONLINE LATIN AMERICA, INC.


                                              By: ________________________
                                              Name:
                                              Title

                                                                ATTACHMENT 1



                           CERTIFICATE OF AMENDMENT OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       AMERICA ONLINE LATIN AMERICA, INC.


It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is America Online Latin America, Inc.

     2. The Restated Certificate of Incorporation of the Corporation filed on February 14, 2002 is hereby amended by:

     (A) striking out the definition of "Voting Stock" in Clause (b) of Article THIRD thereof and inserting the following definitions in said Article in their proper alphabetical order:

     "AOLTW" shall mean AOL Time Warner Inc., a Delaware corporation.

     "Voting  Stock"  shall  have the  meaning  given in Clause  (b) of  Article
FIFTH."

     (B) striking out Clause (a) of Article FOURTH thereof and by substituting in lieu of said Clause (a) of said Article the following new Clauses:


          "(a) AUTHORIZED CAPITAL STOCK.

               (i) AUTHORIZED SHARES. The total number of shares of stock that the Corporation shall have the authority to issue is 3,250,000,000 shares, comprised of 2,250,000,000 shares of Common Stock, par value $.01 per share, issuable in three classes, as set forth below, and 1,000,000,000 shares of Preferred Stock, par value $.01 per share, issuable in one or more series as hereinafter provided.

               (ii) COMMON STOCK. The authorized shares of Common Stock shall be comprised of (1) 1,400,000,000 shares of Class A Common Stock (the "Class A Common Stock"); (2) 450,000,000 shares of Class B Common Stock (the "Class B Common Stock"); and (3) 400,000,000 shares of Class C Common Stock (the "Class C Common Stock."). The Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall hereinafter collectively be called the "Common Stock.

               (iii) PREFERRED STOCK. Of the 1,000,000,000 shares of Preferred Stock authorized for issuance, (1) 350,000,000 shares shall be designated and known as the "Series B Redeemable Convertible Preferred Stock" (hereinafter, the "Series B Preferred Stock"), (2) 300,000,000 shares shall be designated and known as the "Series C Redeemable Convertible Preferred Stock" (hereinafter, the "Series C Preferred Stock") and (3) the remaining shares shall be reserved for issuance by the Board in accordance with the provisions of Clause (c) of this Article FOURTH. The Series B Preferred Stock and Series C Preferred Stock shall have the rights, privileges and obligations set forth in Clause (c) of this Article FOURTH. The rights, privileges and obligations of each other series of Preferred Stock shall be as set forth in the resolution or resolutions adopted in the manner set forth in Clause (c) of this Article FOURTH. The Series B Preferred Stock, the Series C Preferred Stock and each other series of Preferred Stock created by the Corporation in accordance with the provisions of this Certificate of Incorporation shall hereinafter collectively be called the "Preferred Stock."

               (iv) INCREASES AND DECREASES IN SIZE. The number of authorized shares of any class or classes or series of capital stock of the
          Corporation may be increased or decreased, irrespective of the provisions of Section 242(b)(2) of the GCL or any corresponding provision hereinafter enacted and without a separate class vote of the holders of such class or classes, except as provided in clauses (y) and (z) hereof (but not below the number of shares thereof then outstanding) after receiving each of the following votes: (x) subject to Clause (b)(i)(B) of Article FOURTH, the affirmative vote of the holders of at least seventy five percent (75%) of the voting power of the issued and outstanding Voting Stock, voting as one class, (y) if there are one or more shares of Class B Securities then outstanding, the affirmative vote of the holders of a majority of the Class B Securities then outstanding voting together as a single class; and (z) if there are one or more shares of Class C Securities then outstanding, the affirmative vote of the holders of a majority of the Class C Securities then outstanding voting together as a single class."

          (C) striking out the word "generally" appearing in the first paragraph of Clause (b)(i)(B)(1) of Article FOURTH.

         (D) striking out Clause (b)(iii)(B)(1) of Article FOURTH thereof and by substituting in lieu of said Clause (b)(iii)(B)(1) of said Article the following new Clause:

                "(B) AUTOMATIC CONVERSION UPON TRANSFER.

                    (1) Each share of High Vote Common Stock transferred, directly or indirectly, by one or more Parent Entities (or any Permitted Transferee) to one or more Persons other than a Permitted Transferee shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock upon such disposition, provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of any High Vote Common Stock by a Parent Entity or any Permitted Transferee so long as the transferring Parent Entity or Permitted Transferee continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. Notwithstanding the foregoing, any share of High Vote Common Stock transferred by a Parent Entity (or any Permitted Transferee) pursuant to the provisions of the preceding sentence shall, if such transfer is to any Person other than a Parent
               Entity or a Wholly Owned Affiliate of a Parent Entity, automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock (A) upon such transfer, unless the applicable Parent Entity obtains from such transferee a voting agreement and voting proxy, each in form and substance satisfactory to the Corporation and the other Parent Entity (if such other Parent Entity or its Wholly Owned Affiliates then holds any High Vote Stock), pursuant to which the transferee agrees to grant to the appropriate Parent Entity the right to vote all shares of High Vote Common Stock transferred to such Person, such vote to be at the sole discretion of the appropriate Parent Entity, (B) upon the termination of, or the occurrence of any event invalidating or modifying in any material respect the voting provisions contained in, any voting agreement or voting proxy entered into pursuant to the provisions of the preceding Clause (A), and (C) solely with respect to a transfer to an Employee of AOL, ODC and/or one or more Cisneros Family members, if (i) such transfer
               (1)  with  respect  to   transfers  by  AOL  and  its   Permitted
               Transferees, either individually or when aggregated with all prior transfers of Series F Preferred Stock and High Vote Stock to Employees of AOL, exceeds 20,371,667 shares (as such number shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, and assuming for purposes of such calculation that (x) all shares of Series F Preferred Stock so transferred are converted into High Vote Common Stock at the Series F Conversion Ratio and (y) all shares of High Vote Preferred Stock so transferred are converted into High Vote Common Stock at the applicable Conversion Ratio) and (2) with respect to transfers by ODC and its Permitted Transferees, either individually or when aggregated with all prior transfers of High Vote Stock to Employees of ODC and Cisneros Family members, exceeds 19,972,382 shares (as such number shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, and assuming for purposes of such calculation that all shares of High Vote Preferred Stock so transferred are converted into High Vote Common Stock at the applicable Conversion Ratio) or (ii) such person ceases to be an Employee of AOL or ODC, as the case may be. For purposes of the foregoing, AOL shall be the appropriate Parent Entity with respect to any transfers of Class B Common Stock and ODC shall be the appropriate Parent Entity with respect to any transfers of Class C Common Stock. A copy of every voting agreement and voting proxy entered into in accordance with the provisions hereof, and all amendments thereto or modifications thereof, must be filed with the Corporation promptly after its execution. Notwithstanding the foregoing, (y) if any Permitted Transferee ceases to qualify as a Permitted Transferee at anytime following the transfer of the High Vote Common Stock, then each share of the High Vote Common Stock transferred to such Permitted Transferee shall automatically convert, at the time that the transferee ceases to so qualify, into one (1) fully paid and non-assessable share of Class A Common Stock; and (z) no transfer of High Vote Common Stock may be made, and any such transfer shall not be deemed to be valid by the Corporation, if such transfer would, when combined with all other transfers of such High Vote Common Stock previously consummated, require the Corporation to register the Class B Common Stock and/or Class C Common Stock under the Securities Exchange Act of 1934, as amended. Determinations as to the occurrence of events listed in this Clause (b)(iii)(B) of Article FOURTH shall be made by a majority of the Board of Directors, subject to the provisions of Clause (c) of Article FIFTH regarding the approval of actions with stockholders."

     (E) striking out Clause (b)(iii)(B)(2) of Article FOURTH thereof and by substituting in lieu of said Clause (b)(iii) (B)(2) of said Article the following new Clause:

                    "(2) In  addition,  if any  Person  other  than a  Permitted
               Transferee otherwise acquires any direct or indirect ownership interest in a share of High Vote Common Stock, such share of High Vote Common Stock automatically shall convert into one (1) fully paid and non-assessable share of Class A Common Stock upon such Person acquiring such ownership interest, provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of any Class B Common

               Stock or Class C Common Stock by a Parent Entity or any Permitted Transferee so long as the appropriate Parent Entity or Permitted Transferee continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. For purposes of the foregoing, AOL shall be the appropriate Parent Entity with respect to any pledges, hypothecations or other similar financing transactions with respect to any Class B Common Stock and ODC shall be the appropriate Parent Entity with respect to any pledges, hypothecations or other similar financing transactions with respect to any Class C Common Stock."

     (F) striking out Clause (b)(iii)(C) of Article FOURTH thereof and by substituting in lieu of said Clause (b)(iii)(C) of said Article the following new Clause:

               "(C) If at any time AOL, its Wholly Owned Affiliates and its Employees own less than 50,929,167 shares of Class B Common Stock in the aggregate (including shares of Class B Common Stock issuable directly or indirectly upon conversion, exercise or exchange of (i) then outstanding shares of any Series B Preferred Stock and Series F Preferred Stock, (ii) then outstanding 11% Senior Convertible Notes (the "Initial Notes") issued under the Note Purchase Agreement dated as of March 8, 2002 between the Corporation and AOLTW (as amended, supplemented, or modified or restated from time to time (the "Note Purchase Agreement")) or 11% Senior Convertible Notes issued as interest on the Initial Notes or any other 11% Senior Convertible Notes (collectively, the "PIK Notes"; together with the Initial Notes, the "Notes"), or (iii) any other securities convertible into or exchangeable or exercisable for, directly or indirectly, Class B Common Stock (other than the warrant issued to AOL dated August 7, 2000 to purchase 16,541,250 shares of Series B Preferred Stock, but including any shares, directly or indirectly issued upon the exercise thereof), and as adjusted to negate any reduction in the number of shares of Class B Common Stock and/or Series B Preferred Stock owned by AOL resulting from the admission of a Strategic Partner approved by the Special Committee pursuant to Article FIFTH, Clause (d) and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction) (a "Class B Triggering Event"), then each share of Class B Common Stock then issued and outstanding, including shares issuable upon the conversion of Series B Preferred Stock in connection with the occurrence of the Class B Triggering Event, shall thereupon be converted automatically as of such date into one (1) fully paid and non-assessable share of Class A Common Stock. Upon the determination by the Corporation that such automatic conversion has occurred, notice of such automatic conversion shall be given by the Corporation as soon as practicable thereafter by means of a press release and written notice to all holders of Class B Common Stock, and the Secretary of the Corporation shall be instructed to, and shall promptly, request from each holder of Class B Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class B Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause (b)(iii)(H) below. Effective upon a Class B Triggering Event, the term of any then serving Class B Directors shall terminate, and the size of the Board and any committee of the Board on which any such director serves shall be decreased by the number of Class B Directors then serving thereon."

     (G) striking out Clause (b)(iii)(D) of Article FOURTH thereof and by substituting in lieu of said Clause (b)(iii)(D) of said Article the following new Clause:

               (D) If at any time ODC, its Wholly Owned  Affiliates,  members of the Cisneros Family and ODC Employees own less than 49,930,955 shares of Class C Common Stock in the aggregate (including shares of Class C Common Stock issuable directly or indirectly upon conversion, exercise or exchange of (i) then outstanding shares of Series C Preferred Stock, or (ii) any other securities convertible into or exchangeable or exercisable for, directly or indirectly, Class C Common Stock, and as adjusted to negate any reduction in the number of shares of Class C Common Stock and/or Series C Preferred Stock owned by ODC resulting from the admission of a Strategic Partner approved by the Special Committee pursuant to Article FIFTH, Clause (d) and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction) (a "Class C Triggering Event"), then each share of Class C Common Stock then issued and outstanding, including shares issuable upon the conversion of Series C Preferred Stock in connection with the occurrence of the Class C Triggering Event, shall thereupon be converted automatically as of such date into one (1) fully paid and non-assessable share of Class A Common Stock. Upon the determination by the Corporation that such automatic conversion has occurred, notice of such automatic conversion shall be given by the Corporation as soon as practicable thereafter by means of a press release and written notice to all holders of Class C Common Stock, and the Secretary of the Corporation shall be instructed to, and shall promptly, request from each holder of Class C Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class C Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause (b)(iii)(H) below. Effective upon a Class C Triggering Event, the term of any then serving Class C Directors shall terminate, and the size of the Board and any committee of the Board on which any such director serves shall be decreased by the number of Class C Directors then serving thereon.

     (H) striking out Clause (c)(i)(A) of Article FOURTH thereof and by substituting in lieu of said Clause (c)(i)(A) of said Article the following new
Clause:

          "(i) DESIGNATION AND AMOUNT.

               (A) SERIES B PREFERRED STOCK. The number of shares constituting the Series B Preferred Stock shall be 350,000,000 (Three Hundred Fifty Million). Such number of shares may be increased or decreased in accordance with the other provisions of this Article FOURTH, provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation and convertible into or exchangeable for Series B Preferred Stock."

     (I) striking out Clause (c)(i)(B) of Article FOURTH thereof and by substituting in lieu of said Clause (c)(i)(B) of said Article the following new
Clause:


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


               "(B) SERIES C PREFERRED STOCK. The number of shares constituting the Series C Preferred Stock shall be 300,000,000 (Three Hundred Million). Such number of shares may be increased or decreased in accordance with the other provisions of this Article FOURTH, provided, however, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation and convertible into or exchangeable for Series C Preferred Stock."

     (J) adding the following new sentence immediately after the existing text of Clause (c)(ii)(A) of Article FOURTH thereof:

          "Without limiting the terms of Clause (c)(ii)(B) below, if dividends are declared with respect to the Common Stock or any class or series of capital stock ranking junior to the High Vote Preferred Stock then holders of High Vote Preferred Stock shall be entitled to receive a dividend equivalent to that which would have been payable had the High Vote Preferred Stock been converted into shares of Common Stock immediately prior to the record date for payment of the dividend on the Common Stock and no such dividend on Common Stock shall be paid unless and until such dividend also shall have been paid on the High Vote Preferred Stock."

     (K) striking out Clause (c)(ii)(B) of Article FOURTH thereof and by substituting in lieu of said Clause(c)(ii)(B) of said Article the following new
Clause:

          "DIVIDEND RESTRICTIONS. Unless all accrued dividends on the High Vote Preferred Stock pursuant to Clause (c)(ii)(A) of Article FOURTH shall have been paid or declared, no dividend shall be paid or declared, and no distribution shall be made, on any Common Stock or any class or series of capital stock ranking junior to the High Vote Preferred Stock. No dividends or other distributions shall be authorized, declared, paid or set apart for payment on any class or series of the Corporation's stock heretofore or hereafter issued ranking, as to dividends, on a parity with or junior to the High Vote Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, authorized, declared or paid on the High Vote Preferred Stock. The restrictions contained in this Clause
     (c)(ii)(B) and in Clause (c)(ii)(A) above shall not apply to any dividend or distribution in respect of which an adjustment has been, or simultaneously  is  being,  made  pursuant  to  the  provisions  of  Clause
     (c)(v)(D) of this Article FOURTH."

         (L) striking out Clause (c)(iii)(A) of Article FOURTH thereof and by substituting in lieu of said Clause (c)(iii)(A) of said Article the following new Clause:

               "(iii) LIQUIDATION, DISSOLUTION OR WINDING-UP.

                    (A) PREFERRED  PREFERENCE.  In the event of any voluntary or
               involuntary   liquidation,   dissolution  or  winding-up  of  the
               Corporation, after payment of all amounts owing to holders of capital stock ranking senior to the High Vote Preferred Stock, the holders of shares of High Vote Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of the Common Stock or any class or series of capital stock ranking junior to the High Vote Preferred Stock by reason of their ownership thereof, an amount equal to the Weighted Average B Liquidation Amount per share of Series B Preferred Stock and the Weighted Average C Liquidation Preference per share of Series C Preferred Stock (collectively, the "Liquidation Preference"), in each case plus an amount equal to all accrued but unpaid dividends, if any, to the date of winding up, whether or not declared ("Accrued Dividends"), on the High Vote Preferred Stock.

          As used herein, the Weighted Average B Liquidation Amount at any time shall be determined (subject to equitable adjustment for stock splits, including stock splits by way of a dividend but excluding dividends paid pursuant to Clause (c)(ii)(A) of this Article FOURTH) according to the following formula:

          Weighted  Average B Liquidation  Amount =  $316,337,311.4 + B Proceeds
                                                      --------------------------
                                                      116,010,456 + New B Shares

           Where:

          "New B Shares" equals the number of shares of Series B Preferred Stock that were issued after March 8, 2002 for actual consideration received by the Corporation in the form of cash or other property or through the conversion or exercise of convertible or other securities of the Corporation and shall include the number of shares of Series B Preferred Stock then outstanding that were issued upon conversion of
          (i) any of the Notes (including any Notes issued by the Corporation in order to satisfy any interest payments due under such Notes) issued pursuant to the Note Purchase Agreement, and (ii) any of the Series F Preferred Stock, but, in each case, excluding shares of Series B Preferred Stock issued as dividends on Series B Preferred Stock or interest on Notes or received upon conversion of Series F Preferred Stock received as interest or dividends on Series F Preferred Stock or interest on Notes; and

          "B Proceeds" means the aggregate dollar amount of cash proceeds and the aggregate dollar value, as determined by the Board in good faith, of other consideration directly or indirectly received by the Corporation in connection with the issuance of any Series B Preferred Stock issued after March 8, 2002 (including (without duplication) in connection with the issuance and exercise, exchange or conversion of securities or other rights that are exercisable or exchangeable for or convertible into Series B Preferred Stock and specifically including the aggregate amount of principal and interest retired by the Corporation under the Notes upon conversion thereof and the aggregate liquidation preference (but not accrued dividends) of any Preferred Stock that is converted into Series B Preferred Stock).

          As used herein, the Weighted Average C Liquidation Amount at any time shall be determined (subject to equitable adjustment for stock splits, including stock splits by way of a dividend but excluding dividends paid pursuant to Clause (c)(ii)(A) of this Article FOURTH) according to the following formula:

          Weighted Average C Liquidation Amount =  $303,848,244.44 + C Proceeds
                                                   ----------------------------
                                                    111,413,994 + New C Shares
          Where:

          "New C Shares" equals the number of shares of Series C Preferred Stock that were issued after March 8, 2002 for actual consideration received by the Corporation in the form of cash or other property or through the conversion or exercise of convertible or other securities of the Corporation; and

          "C Proceeds" means the aggregate dollar amount of cash proceeds and the aggregate dollar value, as determined by the Board in good faith, of other consideration directly or indirectly received by the Corporation in connection with the issuance of any Series C Preferred Stock issued after March 8, 2002 (including (without duplication) in connection with the issuance and exercise, exchange or conversion of securities or other rights that are exercisable or exchangeable for or convertible into Series C Preferred Stock including the aggregate liquidation preference (but not accrued dividends) of any Preferred Stock that is converted into Series C Preferred Stock).

          If upon such liquidation, distribution or winding-up of the Corporation, whether voluntary or involuntary, the assets available to be distributed to the holders of High Vote Preferred Stock are insufficient to permit payment in full of the Liquidation Preference together with Accrued Dividends on the High Vote Preferred Stock to such holders, then such assets shall be distributed first, ratably among the holders of the Series B Preferred Stock until such time as they shall have received a per share amount equal to the Series B Priority, and thereafter ratably among all of the holders of High Vote Preferred Stock in the ratio of (A) the Weighted Average B Liquidation Amount minus the Series B Priority plus the Accrued Dividends on the Series B Preferred Stock for each share of Series B Preferred Stock to
          (B) the Weighted Average C Liquidation Amount plus Accrued Dividends on the Series C Preferred Stock for each share of Series C Preferred Stock. As used herein "Series B Priority" means $66,338,075 divided by the sum of 116,010,456 plus the number of New B Shares. Promptly following any change in the number of New B Shares or New C Shares or in the amount of B Proceeds or C Proceeds or upon request of any stockholder, the Chief Financial Officer of the Corporation will provide a certificate setting forth the B Proceeds, the New B Shares, the C Proceeds and the New C Shares."

     (M) striking out Clause (c)(v)(A)(3) of Article FOURTH thereof and by substituting in lieu of said Clause (c)(v)(A)(3) of said Article the following new Clause:

          "(3) AUTOMATIC CONVERSION UPON TRANSFER. Each share of High Vote Preferred Stock transferred, directly or indirectly, by one or more Parent Entities (or any Permitted Transferee) to one or more Persons other than a Permitted Transferee shall automatically upon such transfer convert into that number of fully paid and non-assessable shares of the High Vote Common Stock into which it is then convertible, at the then applicable Conversion Ratio, and each such share of High Vote Common Stock immediately and automatically thereafter shall convert into one (1) fully paid and non-assessable share of Class A Common Stock, provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of any High Vote Preferred Stock by a Parent Entity or any Permitted Transferee so long as the transferring Parent Entity or Permitted Transferee continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. Notwithstanding the foregoing, any share of High Vote Preferred Stock transferred by a Parent Entity (or any Permitted Transferee) pursuant to the provisions of the preceding sentence shall, if such transfer is to any Person other than a Parent Entity or a Wholly Owned Affiliate of a Parent Entity, automatically convert into that number of fully paid and non-assessable shares of the High Vote Common Stock into which it is then convertible at the then applicable Conversion Ratio, and each such share of High Vote Common Stock immediately and automatically thereafter shall convert into one (1) fully paid and non-assessable share of Class A Common Stock (A) upon such transfer, unless the applicable Parent Entity obtains from such transferee a voting agreement and voting proxy, each in form and substance satisfactory to the Corporation and the other Parent Entity (if such other Parent Entity or its Wholly Owned Affiliates then holds any High Vote Stock), pursuant to which the transferee agrees to grant to the appropriate Parent Entity the right to vote all shares of High Vote Preferred Stocktransferred to such Person, such vote to be at the sole discretion of the appropriate Parent Entity, (B) upon the termination of, or the occurrence of any event invalidating or modifying in any material respect the voting provisions contained in, any voting agreement or voting proxy entered into pursuant to the provisions of the preceding Clause (A), and (C) solely with respect to a transfer to an Employee of AOL, ODC and/or one or more Cisneros Family members, if
          (i) such transfer (1) with respect to transfers by AOL and its Permitted Transferees, either individually or when aggregated with all prior transfers of Series F Preferred Stock and High Vote Stock to Employees of AOL, exceeds 20,371,667 shares (as such number shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, and assuming for purposes of such calculation that (x) all shares of Series F Preferred Stock so transferred are converted into High Vote Common Stock at the Series F Conversion Ratio and (y) all shares of High Vote Preferred Stock so transferred are converted into High Vote Common Stock at the applicable Conversion Ratio) and (2) with respect to transfers by ODC and its Permitted Transferees, either individually or when aggregated with all prior transfers of High Vote Stock to Employees of ODC and Cisneros Family members, exceeds 19,972,382 shares (as such number shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, and assuming for purposes of such calculation that all shares of High Vote Preferred Stock so transferred are converted into High Vote Common Stock at the applicable Conversion Ratio) or (ii) such person ceases to be an Employee of AOL or ODC, as the case may be. For purposes of the foregoing, AOL shall be the appropriate Parent Entity with respect to any transfers of Series B Preferred Stock and ODC shall be the appropriate Parent Entity with respect to any transfers of Series C Preferred Stock. A copy of every voting agreement and voting proxy entered into in accordance with the provisions hereof, and all amendments thereto or modifications thereof, must be filed with the Corporation promptly after the execution thereof. Notwithstanding the foregoing, (y) if any Permitted Transferee ceases to qualify as a Permitted Transferee at anytime following the transfer of the High Vote Preferred Stock, then each share of the High Vote Preferred Stock transferred to such Permitted Transferee shall automatically convert, at the time that the transferee ceases to so qualify, into that number of fully paid and non-assessable shares of the High Vote Common Stock into which it is then convertible at the then applicable Conversion Ratio, and each such share of High Vote Common Stock immediately and automatically thereafter shall convert into one (1) fully paid and non-assessable share of Class A Common Stock; and (z) no transfer of High Vote Preferred Stock may be made, and any such transfer shall not be deemed to be valid by the Corporation, if such transfer would, when combined with all other transfers of such High Vote Preferred Stock previously consummated, require the Corporation to register any of the Class B Securities and/or Class C Securities under the Securities Exchange Act of 1934, as amended. Determinations as to the occurrence of events listed in this Clause (c)(v)(A)(3) of Article FOURTH shall be made by a majority of the Board of Directors, subject to the provisions of Clause (c) of Article FIFTH regarding the approval of actions with stockholders. In addition, if any Person other than a Parent Entity, or Wholly Owned Affiliate of a Parent Entity, a Cisneros Family member or an Employee of ODC or AOL otherwise acquires any direct or indirect ownership interest in a share of High Vote Preferred Stock, such share of High Vote Preferred Stock automatically shall convert into that number of fully paid and non-assessable shares of the High Vote Common Stock into which it is then convertible at the then applicable Conversion Ratio, and each such share of High Vote Common Stock immediately and automatically thereafter shall convert into one (1) fully paid and non-assessable share of Class A Common Stock, in any event, upon such Person acquiring such ownership interest; provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of any High Vote Preferred Stock by a Parent Entity or any Permitted Transferee so long as the appropriate Parent Entity or Permitted Transferee continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. For purposes of the foregoing, AOL shall be the appropriate Parent Entity with respect to any pledges, hypothecations or other similar financing transactions with respect to any Series B Preferred Stock and ODC shall be the appropriate Parent Entity with respect to any pledges, hypothecations or other similar financing transactions with respect to any Series C Preferred Stock."

     (N) striking out Clause (c)(v)(C)(4) of Article FOURTH thereof and by substituting in lieu of said Clause (c)(v)(C)(4) of said Article the following new Clause (c)(v)(C)(4):

               (4) Upon any such conversion, no adjustment to the then applicable Conversion Ratio shall be made for any declared but unpaid dividends on the shares of High Vote Preferred Stock surrendered for conversion or on the shares of Common Stock delivered upon conversion, provided that such dividend shall be paid in cash or in shares of capital stock into which the shares of such High Vote Preferred Stock have been converted.

     (O) striking out Clause (c)(vi)(A) of Article FOURTH thereof and by substituting in lieu of said Clause (c)(vi)(A) of said Article the following new
Clause:

          "(A) MANDATORY REDEMPTION BY THE CORPORATION. Subject to the last sentence of this Clause (c)(vi)(A), the Corporation shall redeem out of funds legally available therefore all of the then outstanding shares of High Vote Preferred Stock pursuant to this Clause (c)(vi)(A) of Article FOURTH at the Redemption Price (the "Mandatory Redemptions") pursuant to the following schedule:

     For the Series B Preferred Stock:

                    (1) on  August  7,  2005,  the  Corporation  shall  redeem a percentage of the shares of Series B Preferred Stock outstanding as of such date equal to 100 multiplied by the quotient of (a) 101,858,334 divided by (b) the sum of 116,010,456 plus the number of shares of Series B Preferred Stock that were previously issued
               (i) upon conversion of the Notes and any of the Series F Preferred Stock and (ii) as interest on the Senior Convertible Notes (collectively, the "Third Tranche Shares") and the number of shares of Series B Preferred Stock previously issued after March 8, 2002 other than the Third Tranche Shares or shares of Series B Preferred Stock issued as a dividend on the Series B Preferred Stock pursuant to Clause (c)(ii)(A) of this Article FOURTH ("Series B Additional Shares");

                    (2) on  April  2,  2006,  the  Corporation  shall  redeem  a percentage of the shares of Series B Preferred Stock outstanding as of such date equal to 100 multiplied by the quotient of (a) 14,152,122 divided by (b) the sum of 14,152,122 plus the number of Third Tranche Shares and Series B Additional Shares;

                    (3) on March 8,  2007 or such  later  date  upon  which  the holders of the Notes who have delivered a notice of conversion of all or a portion of their Notes shall have received their shares of Series B Preferred Stock issuable upon such conversion, the Corporation shall redeem a percentage of the shares of Series B Preferred Stock outstanding as of such date equal to 100 multiplied by the quotient of (a) the number of Third Tranche Shares divided by (b) the sum of the number of Third Tranche Shares plus the number of Series B Additional Shares. In the event there are no Series B Additional Shares outstanding as of such date, then all remaining shares of Series B Preferred Stock then outstanding, if any, will be redeemed on such date; and

                    (4) if any shares of Series B Preferred Stock are outstanding after March 8, 2007, the Corporation shall redeem, on a date 30 days following the fifth anniversary (a "Series B Fifth Anniversary Date") of the agreement pursuant to which any Series B Additional Shares were issued, a percentage of the shares of Series B Preferred Stock outstanding as of such date equal to 100 multiplied by the quotient of (a) the number of Series B Preferred Stock previously issued as contemplated by such agreement (including pursuant to the conversion of any securities contemplated thereby) (the "Series B Fifth Anniversary Shares") divided by (b) the sum of the number of Series B Fifth
               Anniversary Shares plus the number of any Series B Additional Shares that are not, and were not, on a previous Series B Fifth Anniversary Date, Series B Fifth Anniversary Shares. On the final Series B Fifth Anniversary Redemption Date all shares of Series B Preferred Stock then outstanding will be redeemed.

               For the Series C Preferred Stock:

                    (1) on  August  7,  2005,  the  Corporation  shall  redeem a percentage of the shares of Series C Preferred Stock outstanding as of such date equal to 100 multiplied by the quotient of (a) 97,803,960 divided by (b) the sum of 111,413,994 plus the number of shares of Series C Preferred Stock that were previously issued after March 8, 2002 pursuant to Clause (c)(ii)(A) of this Article FOURTH ("Series C Additional Shares");

                    (2) on  April  2,  2006,  the  Corporation  shall  redeem  a percentage of the shares of Series C Preferred Stock outstanding as of such date equal to 100 multiplied by the quotient of (a) 13,610,034 divided by (b) the sum of 13,610,034 plus the number of Series C Additional Shares. In the event that there are no Series C Additional Shares outstanding as of such date then all remaining shares of Series C Preferred Stock then outstanding, if any, will be redeemed on such date; and

                    (3) if any shares of Series C Preferred Stock are outstanding after April 2, 2006, the Corporation shall redeem, on a date 30 days following the fifth anniversary (a "Series C Fifth Anniversary Date") of the agreement pursuant to which any Series C Additional Shares were issued, a percentage of the shares of Series C Preferred Stock outstanding as of such date equal to 100 multiplied by the quotient of (a) the number of Series C Preferred Stock previously issued as contemplated by such agreement (including pursuant to the conversion of any securities contemplated thereby) (the "Series C Fifth Anniversary Shares") divided by (b) the sum of the number of Series C Fifth
               Anniversary Shares plus the number of any Series C Additional Shares that are not, and were not, on a previous Series C Fifth Anniversary Date, Series C Fifth Anniversary Shares. On the final Series C Fifth Anniversary Date all shares of Series C Preferred Stock then outstanding will be redeemed.

          Each such date is referred to herein as a "Redemption Date." Upon any Mandatory Redemption, the Corporation shall redeem from each holder of High Vote Preferred Stock then outstanding the applicable percentage or amount of each Series of High Vote Preferred Stock then held by such holder. The "Redemption Price" per share of High Vote Preferred Stock to be redeemed at each Mandatory Redemption shall mean an amount in cash or shares of Class A Common Stock (valued at its then Fair Market Value), at the Corporation's option, equal to the sum of the Weighted Average Liquidation Amount attributable to such share plus an amount equal to all accrued but unpaid dividends attributable to such share as of the applicable Redemption Date. Notwithstanding anything in this Clause (c)(vi) no Mandatory Redemption shall take place on any Redemption Date with respect to the number of shares of the applicable High Vote Preferred Stock that have been converted with respect to which a conversion notice has been delivered pursuant to Clause (c)(v) and which have not previously resulted in a reduction in the number of shares of such High Vote Preferred Stock on a previous Redemption date pursuant to this sentence.

     (P) striking out Clause (b)(i) of Article FIFTH thereof and by substituting in lieu of said Clause (b)(i) of said Article the following new Clause:

               "(b) REMOVAL OF DIRECTORS.

               (i) Any Class B Director and any Class C Director may be removed from office for cause only by the affirmative vote of the holders of at least seventy five percent (75%) of the voting power of the stock of the Corporation entitled to vote generally in the election of Class A Directors ("Voting Stock"), voting together as a single class."


          3.  The  amendment  of  the  restated  certificate  of   incorporation
herein  certified  has  been  duly  adopted in accordance with the provisions of
Section  242  of  the  General  Corporation  Law  of   the  State  of  Delaware.

Signed this 28th day of August, 2002.


                                            By:  ______________________________
                                            Name:
                                            Title: